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                                                                    EXHIBIT 99.2

                                     [LOGO]

                     RIGHTS OFFERING OF 1,500,000 SHARES OF
                        COMMON STOCK AT $1.25 PER SHARE

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      THE RIGHTS OFFERING WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                                    ,        , 2000, UNLESS WE EXTEND IT.
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                          NOTICE OF GUARANTEED DELIVERY
                        FOR RIGHTS CERTIFICATES ISSUED BY
                              PAPER WAREHOUSE, INC.

         This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to exercise rights pursuant to the rights offering described in the prospectus dated August 31, 2000 of Paper Warehouse, Inc., a Minnesota corporation, if a holder of rights cannot deliver the rights certificate(s) evidencing the rights to Wells Fargo Bank Minnesota, N.A. at or
prior to 5:00 p.m. New York City time on                  , 2000, unless
extended. Such form must be delivered by hand or sent by facsimile transmission or mail to Wells Fargo Bank Minnesota, N.A., and must be received by Wells Fargo Bank Minnesota, N.A. on or prior to the expiration date of the rights offering. See the discussion set forth under "The Rights Offering--Guaranteed Delivery Procedures" in the accompanying prospectus.

         Regardless of the manner of delivery of the rights certificate, payment of the subscription price of $1.25 per share for each share of Paper Warehouse, Inc. common stock subscribed for upon exercise of such rights must be received by Wells Fargo Bank Minnesota, N.A. in the manner specified in the prospectus at or prior to 5:00 p.m. New York City time on the expiration date of the rights offering.

                        THE SUBSCRIPTION AGENT IS:
                        WELLS FARGO BANK MINNESOTA, N.A.

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                  IF BY MAIL:                      FACSIMILE TRANSMISSION           IF BY OVERNIGHT COURIER OR HAND
                                              (FOR ELIGIBLE INSTITUTIONS ONLY)                 DELIVERY:
        Wells Fargo Shareowner Services
           Reorganization Department                   (651) 450-4163               Wells Fargo Shareowner Services
       Wells Fargo Bank Minnesota, N.A.                                                Reorganization Department
                P.O. Box 64858                  CONFIRM RECEIPT OF FACSIMILE       Wells Fargo Bank Minnesota, N.A.
            St. Paul, MN 55164-0858                    BY TELEPHONE:                  161 North Concord Exchange
                                                                                       South St. Paul, MN 55075
                                                       (651) 450-4110
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         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS
SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

         The undersigned hereby represents that he or she is the holder of rights certificate(s) representing ____________ rights and that such rights certificate(s) cannot be delivered to Wells Fargo Bank Minnesota, N.A., the subscription agent, at or before 5:00 p.m., New York City time, on the expiration date of the rights offering. Upon the terms and subject to the conditions set forth in the prospectus for the Paper Warehouse, Inc. rights offering, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the rights to subscribe for one share of Paper Warehouse, Inc. common stock per each whole right represented by such rights certificate(s). The undersigned understands that payment of the subscription price of $1.25 per share for each share of the common stock subscribed for pursuant to the rights must be received by the subscription agent at or before 5:00 p.m. New York City time on the expiration date of the rights offering. The undersigned represents that such payment, in the aggregate amount of $__________, either (check appropriate box):

/  /      is being delivered to Wells Fargo Bank Minnesota, N.A. herewith, or

/  /      has been delivered separately to Wells Fargo Bank Minnesota, N.A.;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

/  /      wire transfer of funds

                  --name of transferor institution _______________________ --date of transfer ______________________________________
                  --confirmation number (if available)_____________________

/  /     uncertified check (Payment by uncertified check will not be deemed to have been received by the subscription agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the expiration date to ensure that such payment clears by such date.)

/  /     certified or cashier's check

/  /     U.S. postal money order
                  --name of maker__________________________________________
                  --date of check, draft or money order number_____________ --bank on which check is drawn or issuer of money order ___________________________________________


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Number of Rights___________________    Name(s) of Record Holder(s) ____________

Certificate No(s). (if available)__    Address(es): ___________________________
___________________________________    ________________________________________

                                       Area Code and Telephone Number(s):
                                       ________________________________________


If right(s) will be exercised by book entry transfer, check box below:

/  /   The Depository Trust Company

Account Number_____________________    Signature(s): __________________________

Date ______________________________


                              GUARANTEE OF DELIVERY
           (NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution that is a member of or a participant in a signature guarantee program acceptable to Wells Fargo Bank Minnesota, N.A., guarantees that the undersigned will deliver to Wells Fargo Bank Minnesota, N.A. the certificates representing the rights being exercised hereby, with any required signature guarantees and any other required documents, all within three (3) Nasdaq SmallCap Market trading days after the date hereof.

Name of Firm:______________________     _______________________________________
                                                (Authorized Signature)

Address:___________________________     Name: _________________________________
                                                  (Please Type or Print)

___________________________________     Title: ________________________________
           (Zip Code)

Area Code
and Telephone Numbers:_____________     Date: _________________________________


         The institution which completes this form must communicate the guarantee to Wells Fargo Bank Minnesota, N.A. and must deliver the rights certificate(s) to Wells Fargo Bank Minnesota, N.A. within the time period shown herein. Failure to do so could result in a financial loss to such institution.